INVESTOR RELATIONS AGREEMENT

THIS AGREEMENT dated for reference the 20 day of November, 2008

BETWEEN:

Environmental Control Corp., having an office address of 85 Kenmount Road, St. Johns, NL, A1B 3N7
(hereinafter referred to as the "The Company")

OF THE FIRST PART

AND:

Evian Investor Relations, having an office address of PO Box 1211, Point Roberts, Washington, 98281-1211

(hereinafter referred to as "Evian IR")

OF THE SECOND PART

WHEREAS:

A. The Company is an issuer with a class of securities registered under the Securities Exchange Act of 1934 and the common shares of the Company are quoted on the Over-the-Counter Bulletin Board Exchange (the "OTCBB") under the trading symbol "EVCC"; and

B. Evian IR is engaged in the business of providing marketing, promotional and investor relations services to registered companies and has agreed to provide such services to the Company on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

1. **Interpretation**

This Agreement and all matters arising hereunder will be governed by, construed and enforced in accordance with the laws of the Courts of the State of Nevada and all disputes arising under this Agreement will be referred to the Courts of the State of Nevada

2. **Engagement**

The Company hereby engages Evian IR to provide investor relations and marketing services for the Company including, but not limited, to the following:

a) contacting persons registered to trade in securities pursuant to the provisions of the United States Securities Act of 1933, or of the securities legislation of the jurisdiction where such persons reside and informing them of the particulars of the development of the Company's projects and business, and the potential of the Company's shares as an investment;

b) acting in a liaison capacity between the Directors and Senior Officers of the Company, the persons referred to in Section 2(a) and the shareholders of the Company;

c) circulating to the persons referred to in Section 2(a), the quarterly reports and other material financial or information documentation as may be reasonably requested by such persons; and

3. **Term**

a) Subject to prior termination in accordance with Section 10, this Agreement will be effective September 1st, 2008, and will remain in full force and effect for a six (6) month period up to and including the close of business on March 1st, 2009; and

b) If the Company wishes to engage Evian IR after the term of this Agreement has expired, all work performed will be completed on a month to month basis at a fee determined by both parties.

4. **Remuneration**

In consideration of Evian IR having rendered services to the Company, the Company will:

a) pay to Evian IR a fee in the amount of One Thousand Dollars (CAD$ 1,000) forthwith on the 1st day of October, 2008 , and One Thousand Dollars (CAD $1,000) on the 1st day of every month following, in which this Agreement is in effect. All payments must be made in the form of a certified check or wire. Environmental Control Corporation must also issue Evian IR 75,000 restricted shares of common stock within 7 days of this agreement being signed; any payments over 45 days will be subject to a penalty fee of 10% of the total outstanding balance per month to be paid in a share issuance until the outstanding amount is paid in full.

5. **Restriction on Stock**

a) **Transfer Restrictions. Upon acceptance of this Agreement by the Company and issuance of the shares referred as required in Section 4(a) , Evian IR hereby agrees that it will not, directly or indirectly during the Term, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Stock or any securities convertible into or exchangeable or exercisable for shares of Stock, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Stock, whether any such swap or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise.**

b) **If Evian IR is an entity, a transfer made as a distribution solely to members, partners, or stockholders of such Evian IR; or Transfers made pursuant to this Section, with the exception of any transfer of Vested Shares, shall not be valid unless and until the transferee shall have executed a joinder to this Agreement and any other agreements reasonably required by the Company pursuant to which such transferee(s) agree to be bound by the terms and conditions of this Agreement.**

c) **Vested Shares. As used herein, the term "Vested Shares" shall mean: Evian IR may, in compliance with all applicable securities laws, sell or otherwise transfer no more than one percent (1.0%) of the Company's issued and outstanding shares for every 90 day period (the "Time-Based Shares") during such time or times during which all of the following conditions have been satisfied:**

   a. **The average daily Trading Price of the Stock shall have been not less than $0.20 per share for thirty (30) consecutive trading days in advance of such date which the transfer is made; and**
   b. **The Evian IR and the Company shall have executed an agreement, in a form reasonably acceptable to the Company, with the Evian IR's broker pursuant to which the broker agrees that it shall not effect any sales of the Time-Based Shares at a Trading Price of less than $0.20 per and at such time as the conditions set forth in Section 2.1.1(a) shall not have been satisfied, and including instructions for the application of restrictive legends or similar restrictions on the Time-Based Shares during such times as the Time-Based**

Shares shall not be deemed Vested Shares hereunder, and such agreement shall be in full force and effect at the time the transfer is proposed and made.

c. As used in this Agreement, the term "Trading Price" shall mean:

i. If the Company's common stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Company's common stock on such exchange, as reported in any newspaper of general circulation, for such day and on such system;

ii. If the Company's common stock is not quoted on a United States securities exchange but is quoted on any similar system of automated dissemination of quotations of securities prices in common use, including but not limited to the OTCBB or other inter-dealer quotation system, the price of the last trade for such day of the Company's common stock on such system;

5. **Expenses**

a) Provided that Evian IR will have obtained the prior consent of the Company to incur expenses and disbursements in connection with the performance of Evian IR duties hereunder, the Company will reimburse Evian IR for all expenses and disbursements incurred by Evian IR in connection with the performance of Evian IR duties hereunder within seven (7) days after receipt of invoices or such other documentation as the Company's Board of Directors may reasonably require. Notwithstanding the aforementioned, Evian IR will be responsible for all telephone charges incurred in connection with the services provided for the Company, however, Evian IR is not responsible for the mailing costs incurred in connection with the services provided for the Company; and

b) Notwithstanding any other provision of this Agreement, Evian IR shall not make any single expenditure, or any series of expenditures in connection with any single matter or any number of connected matters, exceeding One Thousand United States Dollars (USD$1,000) without the prior consent of the Company.

6. **Representation and Warranties of the Company**

The Company hereby represents and warrants to Evian IR that:

a) the Company is a duly incorporated company and is in good standing with respect to the filing of annual returns;

b) the common shares in the capital of the Company are quoted on the OTCBB;

c) to the best of the Company's knowledge, information and belief, the Company has complied with all of the rules and policies of the OTCBB;

d) the Company is an issuer with a class of securities registered under the Securities Exchange Act of 1934;

e) to the best of the Company's knowledge, information and belief, the Company has complied with the continuous disclosure requirements as set out in the Securities Act; and

f) the execution and delivery of this Agreement has been duly authorized by all required corporate action on behalf of the Company.

7. **Representations and Warranties – Evian IR**

Evian IR hereby represents and warrants to the Company that:

a) Evian IR is duly incorporated pursuant to the provisions of the Company Act, and is neither a "reporting company" under the Company Act nor a "reporting issuer" under the Securities Act;

b) the execution and delivery of this Agreement has been duly authorized by all required corporate action on behalf of Evian IR; and

c) **Evian IR is an "accredited Investor" as defined in Rule 501(a) under Regulation D promulgated under the United States Securities Act of 1933**

8. **Covenants of the Company**

The Company hereby covenants and agrees with Evian IR that:

a) during the term of this Agreement, the Company will promptly advise Evian IR of:

i. any material change in the business or affairs of the Company;

ii. any cease trade order or trading halt made or imposed upon the Company, any of the Directors, Senior Officers or Insiders of the Company by any commission, exchange, governmental or self-regulatory body having jurisdiction over the Company and its affairs.

b) the Company will deliver to Evian IR copies of all annual financial statements, quarterly reports, news releases, material change reports and other documentation required to be filed by the Company with the OTCBB, or the United States Securities and Exchange Commission or any other such regulatory body having jurisdiction over the Company's affairs within ten (10) business days of the date such documents are to be filed by the Company; and

c) the Company will advise its Directors, Senior Officers and senior employees not to disclose to Evian IR any confidential information pertaining to the Company's business and affairs until the Company has complied with any applicable continuous disclosure requirements in force.

9. **Covenants of Evian IR**

Evian IR covenants and agrees with the Company that:

a) in performing their duties hereunder, they will comply with all applicable securities legislation and regulations;

b) no use may be made of confidential information relating to the Company's business and affairs until the Company has complied with the continuous disclosure requirements applicable to them;

c) Evian IR will not disclose the private affairs of the Company or any secrets of the Company to any persons other than the board of directors of the Company or as may be required by the laws of the United States or any states therein;

d) Evian IR will act in the best interests of the Company and will not make any misrepresentations whatsoever with respect to the Company's business and affairs; and

e) Evian IR will provide any documentation that it intends to forward to potential or existing shareholders to the Company for its review and approval prior to distribution.

10. **Termination of Agreement**

This Agreement will terminate on March. 1st, 2009

11. **Return of Materials**

Upon the expiration of the term of this Agreement, Evian IR will return to the Company all materials in their possession which have been delivered to them by the Company.

12. **Time of Essence**

Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

13. **Ensurement**

This Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

14. **Entire Agreement**

This Agreement constitutes the entire agreement between the parties and supersedes all previous expectations, understandings, communications, representations and agreements, whether verbal or written between the parties with respect to the subject matter hereof.

15. **Further Assurances**

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

16. **Notices**

All notices, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if delivered by hand or mailed, postage prepaid, addressed to the parties at their addresses first set forth above or to such other address as may be given in writing by the Company and will be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid within Canada, then on the fifth business day following the posting thereof provided that if there will be, between the time of mailing, and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the delivery of the notice by the mails, then the notice will be effective if actually delivered.

17. **Severability of Clauses**

In the event that any provisions of this Agreement or any part thereof is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

18. **Assignment**

This Agreement will not be assignable by either of the parties hereto.

19. Execution in Counterpart

This Agreement may be executed in counterpart, each of which such counterpart, notwithstanding the date or dates upon which this Agreement is executed and delivered by any of the parties, shall be deemed to be an original and all of which constitute one and the same agreement, effective as of the reference date given above.

IN WITNESS WHEREOF, the parties hereto have hereunder executed this Agreement as of the day and year first above written.

Environmental Control Corporation.

Albert E. Hickman,
President, CEO

Evian Investor Relations Inc.

Per Authorized Signatory